                                                              Exhibit (8)(b)(i)


            AMENDMENT TO PARTICIPATION AGREEMENT DATED MAY 18, 1998



                                    Schedule
                             PARTICIPATION AGREEMENT
                                  By and Among
                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
                                       And
                           FEDERATED INSURANCE SERIES

                           (as Amended July 26, 2000)

                          Name(s) of Separate Accounts

                       GE Capital Life Separate Account II
                      GE Capital Life Separate Account III



                              Name(s) of Portfolio


                  Federated International Small Company Fund II
                       Federated High Income Bond Fund II